UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22309

(Address of principal executive offices)(Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

On February 25, 2004, Analex Corporation (the “Company” or “Analex”) announced the appointment of Thomas Faulders to the Company’s Board of Directors and Audit Committee. A copy of the Company’s press release announcing this appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits

(c) Press Releases dated February 25 and 26, 2004 are included herein as Exhibits 99.1 and 99.2, respectively.

Item 12.	Results of Operations and Financial Condition

On February 26, 2004, the Company announced its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2003; and reaffirmed its acquisition plans. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The press release discloses certain financial measures, specifically earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA) that are considered non-GAAP financial measures under applicable SEC rules. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The non-GAAP financial measures included in the press release have been reconciled to the most directly comparable GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

EBIT and EBITDA are widely used measures of operating performance. They are presented as supplemental information that management of Analex believes is useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance. EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income taxes, depreciation and amortization to net income. EBIT and EBITDA should not be considered as substitutes either for net income, as indicators of Analex’s operating performance, or for cash flow, as measures of Analex’s liquidity. In addition, because EBITDA is not calculated identically by all companies, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: March 1, 2004	By:	/s/ Ronald B. Alexander

Ronald B. Alexander Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release dated February 25, 2004 regarding Thomas Faulders’ appointment to the Board.

99.2	Press Release dated February 26, 2004 announcing 2003 earnings.